AMERICAN RIVER BANK

                             DEFERRED FEE AGREEMENT

     THIS AGREEMENT is made as of April 1, 1998, by and between AMERICAN RIVER BANK (the "Bank"), and ______________ (the "Director").

                                    RECITALS

     WHEREAS, to encourage the Director to remain a member of the Bank's Board of Directors, the Bank desires to provide to the Director an opportunity to defer fees and obtain certain benefits related thereto.

     NOW, THEREFORE, in consideration of the services to be rendered by the Director to the Bank in the future and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

ARTICLE 1.  DEFINITIONS.

     1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1.1 CHANGE IN CONTROL. The term "Change in Control" shall mean (i) when any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (other than the Bank, a subsidiary thereof or an employee benefit plan of the Bank, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing fifty percent (50%) or more of the combined voting power of the Bank's then outstanding securities, where such person's beneficial ownership of the Bank's securities was not initiated by the Bank or approved by the Bank's Board of Directors; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Bank or the merger of the Bank with or into another corporation, where such merger was not initiated by the Bank and in which Bank is not the surviving entity; or (iii) a change in the composition of the Board of Directors of the Bank, as a result of which fewer than a majority of the directors are Incumbent Directors (which "Incumbent Directors" shall mean directors who either (A) are directors of the Bank as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Bank with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Bank)); or (iv) any liquidation or dissolution of the Bank. As used in this subparagraph 1.1.1, the term "Bank" shall include its parent holding company, American River Holdings.

         1.1.2 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

         1.1.3 DISTRIBUTION DATE. The term "Distribution Date" means the earlier of five (5) years after the date of this Agreement or upon the Director's Termination of Service as defined below.

         1.1.4 DEFERRAL ACCOUNT. The term "Deferral Account" means the account established by the Bank on its books to record the amount of fees deferred by the Director and interest accrued thereon.

         1.1.5 DEFERRAL PERIOD. The term "Deferral Period" means the period of time beginning with the date of this Agreement and ending with the earlier of the Distribution Date or the Director's Termination of Service.

         1.1.6 BENEFIT PERIOD. The term "Benefit Period" means the period of time beginning with the earlier of the Distribution Date or the Director's Termination of Service and ending with payment in full of the Director's Deferral Account balance.

         1.1.7 ELECTION FORM. The term "Election Form" means the Form attached as Exhibit A.

         1.1.8 FEES. The term "Fees" means the total fees payable to the Director.

         1.1.9 TERMINATION OF SERVICE. The term "Termination of Service" means the Director's ceasing to be a member of the Bank's Board of Directors for any reason whatsoever.

ARTICLE 2.  DEFERRAL ELECTION.

     2.1 INITIAL DEFERRAL ELECTION. The Director shall make an initial deferral election under this Agreement by completion and delivery to the Bank of the Election Form attached hereto as Exhibit A. The Election Form shall set forth the amount of Fees to be deferred, the form of benefit payment and designation of beneficiary. The Election Form shall be delivered to the Bank not later than April 30, 1998 and effective to defer only those Fees earned for services performed after April 30, 1998.

     2.2 DEFERRED ELECTION CHANGES.

         2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred and/or form of benefit payment under Section 2.1 by filing a subsequent signed Election Form with the Bank within twenty (20) days prior to the end of a calendar year preceding the calendar year in which the Fees are to be deferred and/or the change in benefit payment is to apply and in each case by obtaining written approval of the Board of Directors of the Bank. Such modified deferrals and/or form of benefit payment shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Bank.

         2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Bank may reduce and/or cease future deferrals under this Agreement.

ARTICLE 3.  DEFERRAL ACCOUNT.

     3.1 DEFERRAL ACCOUNT. The Bank shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

         3.1.1 DEFERRALS. The Fees deferred by the Director on the first day of the month following the month in which the Fees were earned.

         3.1.2 INTEREST. On the last day of each calendar month during the Deferral Period only, and immediately prior to the payment of any benefits, the Deferral Account will be credited with interest earned during that month. Interest shall accrue at the rate equal to four percent (4%) greater than the yield on a five (5) year United States Treasury Bond per annum through December 31, 1998, and, thereafter, at the same rate per annum until changed by resolution of the Bank's Board of Directors, in its sole discretion. Interest earned will be calculated by taking the applicable rate of interest multiplied by the principal balance on the last day of each month, divided by 365 days, multiplied by the number of days in the month. At the end of each calendar year, the interest earned during the year will be posted to the account and only then become principal and entitled to future interest accrual.

     3.2 STATEMENT OF ACCOUNTS. The Bank shall provide to the Director as soon as practicable following the end of each year, a statement setting forth the Deferral Account balance.

     3.3 UNSECURED CREDITOR STATUS. The Deferral Account is solely an accounting device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind and the director has no rights greater than those of a general unsecured creditor of the Bank for purposes of the payment of benefits under this Agreement. The

Director's rights are not subject in any manner to the anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director or the Director's creditors or beneficiaries.

ARTICLE 4.  DEFERRAL BENEFITS.

     4.1 TERMINATION OF SERVICE BENEFIT. Upon the earlier of the Director's Termination of Service at the Normal Termination Date or the Distribution Date, the Bank shall pay to the Director the balance in the Deferral Account in the form elected by the Director on the Election Form.

     4.2 CHANGE IN CONTROL BENEFIT. Upon termination of the Director's service in connection with and either prior to or following a Change in Control, the Bank shall pay to the Director the balance in the Deferral Account within thirty
(30) days after such occurrence.

     4.3 HARDSHIP DISTRIBUTION. Upon the Bank's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2., the Bank shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

     4.4 DEATH DURING DEFERRAL PERIOD. If the Director dies during the Deferral Period, the Bank shall pay to the Director's beneficiary the balance in the Deferral Account and any death benefits under any insurance policy(ies) applicable to the Director at the same time and in the same amounts that would have been paid to the Director had the Director survived.

     4.5 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts that would have been paid to the Director had the Director survived.

ARTICLE 5.  BENEFICIARIES.

     5.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Bank in the form attached as Exhibit A. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

     5.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

ARTICLE 6.  CLAIMS AND REVIEW PROCEDURES.

     6.1 CLAIMS PROCEDURE. The Bank shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (i) the specific reasons for such denial,
(ii) a specific reference to the provisions of the Agreement on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (v) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period.

     6.2 REVIEW PROCEDURE. If the beneficiary is determined by the Bank not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Such petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the beneficiary of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Bank, but notice of this deferral shall be given to the beneficiary.

ARTICLE 7.  AMENDMENT AND TERMINATION.

     The Bank may amend or terminate this Agreement at any time prior to the Director's Termination of Service by written notice to the Director. In no event shall this Agreement be terminated without payment to the Director of the balance in the Deferral Account attributable to the Director's deferrals and interest credited on such amounts.

ARTICLE 8.  MISCELLANEOUS.

     8.1 BINDING EFFECT. This Agreement shall be binding upon the Director and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

     8.2 NO GUARANTY OF EMPLOYMENT. This Agreement is not a contract for services. It does not (i) give the Director the right to remain a director of the Bank, (ii) require the Director to remain a director, (iii) interfere with the shareholders' rights to replace the Director, or (iv) interfere with the Director's rights to terminate services at any time.

     8.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 GOVERNING LAW. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by federal law.

     8.6 UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject to any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors or beneficiaries of the Director. Any insurance on the Director's life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

     IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement as of the above written date.

AMERICAN RIVER BANK                               DIRECTOR


By
  -------------------------------                 ------------------------------
    Sam J. Gallina
    Chairman of the
    Board of Directors

                                    EXHIBIT A

                                       TO

                             DEFERRED FEE AGREEMENT

                                DEFERRAL ELECTION

I elect to defer fees under my Deferred Fee Agreement with the American River Bank, as follows:

================================================================================
Amount of Deferral          Frequency of Deferral    Duration
--------------------------------------------------------------------------------
[Initial and Complete One]  [Initial One]            [Initial and Complete One]

    I elect to defer            Beginning of Year         This Year Only
--- __________% of Fees     ---                       ---

    I elect to defer            Each fee period           For _____ years (not
--- $__________ of Fees     ---                       --- to exceed 5 years)from
                                                          the date of the
    I elect not to              End of Year               Agreement
--- defer Fees              ---
================================================================================

I understand that I may change the amount, frequency and duration of my deferrals by filing a new election form with American River Bank and obtaining written approval of the Board of Directors of the Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.

                                 FORM OF BENEFIT

I elect to receive benefits under the Agreement in the following form: [Initial One]

     Lump sum
---

     Substantially equal monthly installments for:

     thirty-six (36) monthly installments with the amount of each installment --- determined as of each installment date by dividing the entire amount in my
     Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account.

     sixty (60) monthly installments with the amount of each installment
--- determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account.

     one hundred twenty (120) monthly installments with the amount of each --- installment determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account.

     one hundred eighty (180) monthly installments with the amount of each --- installment determined as of each installment date by dividing the entire amount in my Deferral Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferral Account.

I understand that I may not change the form of benefit elected, even if I later change the amount of my deferrals under the Agreement without written approval of the Board of Directors of American River Bank.

                             BENEFICIARY DESIGNATION

I designate the following as beneficiary of benefits under the Deferred Fee Agreement payable following my death:

          Primary:
                  -----------------------------------------

          Contingent:
                     --------------------------------------

          NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with American River Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature:
          -----------------------------

As of April ____, 1998

Accepted by the American River Bank as of April ____, 1998.

AMERICAN RIVER BANK


By:
   -----------------------------
            Sam J. Gallina
            Chairman of the
            Board of Directors